Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-115388 of The PNC Financial Services Group, Inc. on Form S-8 of our report dated June 26, 2008, appearing in this Annual Report on Form 11-K of the PFPC Inc. Retirement Savings Plan for the year ended December 31, 2007.

/s/ Milligan & Company, LLC

Milligan & Company, LLC

Philadelphia, Pennsylvania

June 26, 2008